UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 1, 2005
Date of Report (Date of earliest event reported)

MLM Index™ Fund
(Exact name of registrant as specified in its charter)

Delaware	0-49767	Unleveraged Series: 22-2897229 Leveraged Series: 22-3722683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47 Hulfish Street Suite 510 Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)

(609) 924-8868
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)	Replacement of Independent Accountant.

(i) Ernst & Young LLP elected not to re-propose to serve as Registrant’s independent accountant. On November 1, 2005 Ernst & Young LLP was dismissed from its position as the Registrant’s independent accountant.

(ii) The report on the Registrant's financial statements for the periods ended December 31, 2004 and December 31, 2003, were issued by Ernst & Young LLP, and did not contain an adverse opinion or disclaimer of opinion, or modification as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years, and the interim period preceding the dismissal of Ernst & Young LLP there were no disagreements with the Registrant's independent accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the independent accountants, would have caused them to make reference to the subject matter of the disagreements in connection with the reports.

(iii) The Company has requested that Ernst & Young LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of such letter shall be filed as Exhibit 16 to an amended Form 8-K when it is received from Ernst & Young LLP.

(b)	Engagement of Independent Accountant.

(i) On January 3, 2006 the Registrant engaged Grant Thornton LLP as its independent accountant.

(ii) During the fiscal years ended December 31, 2004 and 2003, and during the subsequent interim period prior to such engagement, the Registrant did not consult Grant Thornton LLP regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by Grant Thornton LLP on the Registrant’s financial statements, and Grant Thornton LLP did not provide any written or oral advice that was an important factor considered by the Registrant in reaching a decision as to any such accounting, auditing or financial reporting issue.

(iii) The change in the accountant was approved by the directors of Mount Lucas Management Corporation, the Manager of the Registrant.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MLM Index™ Fund
(Registrant)

/s/ James A. Mehling
Date:	January 27, 2006	Name: James A. Mehling
Title: James A. Mehling, Vice President
and Chief Operating Officer of Mount
Lucas Management Corporation, the
Manager of the Registrant